EX-99.906CERT
SECTION 906 CERTIFICATIONS
James E. Ross, President, Chief Executive Officer and Principal Executive Officer; and Mark E. Swanson, Principal Financial Officer, Principal Accounting Officer and Treasurer of SSgA Funds, a Massachusetts business trust (the “Registrant”), each certify that:
1.	The Registrant’s periodic report on Form N-CSR for the period ended February 29, 2012 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and
2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
A signed original of this written statement required by Section 906 has been provided to SSgA Funds and will be retained by SSgA Funds and furnished to the Securities and Exchange Commission or its staff upon request.

President, Chief Executive Officer	Principal Financial Officer,
and Principal Executive Officer	Principal Accounting Officer
SSgA Funds	and Treasurer SSgA Funds

/s/ James E. Ross	/s/ Mark E. Swanson

James E. Ross	Mark E. Swanson

Date: May 02, 2012	Date: May 02, 2012